UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2014

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-14379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On April 21, 2014, Brian Delaney, Chief Operating Officer of Convergys Corporation (the “Company”), delivered a notice of his resignation for personal reasons. Mr. Delaney’s resignation will be effective on May 21, 2014 under the terms and conditions of his Amended and Restated Employment Agreement with the Company (the “Employment Agreement”). The Employment Agreement was previously filed with the Commission on March 3, 2014.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company’s 2014 Annual Meeting of Shareholders was held on April 24, 2014. The final voting results for each of the proposals submitted for a vote of the shareholders are set forth below.

Proposal 1

The shareholders elected each of the nominees as directors to serve until the next annual meeting of shareholders and until their successor is elected. The voting results were as follows:

Nominee	For	Withhold	Broker Non-Votes
Andrea J. Ayers	86,593,240	613,523	7,392,071
John F. Barrett	86,484,282	722,481	7,392,071
Richard R. Devenuti	86,710,575	496,188	7,392,071
Jeffrey H. Fox	86,242,019	964,744	7,392,071
Joseph E. Gibbs	86,266,125	940,638	7,392,071
Joan E. Herman	86,506,462	700,301	7,392,071
Thomas L. Monahan III	86,615,573	591,190	7,392,071
Ronald L. Nelson	85,297,008	1,909,755	7,392,071
Richard F. Wallman	82,533,510	4,673,253	7,392,071

Proposal 2

The shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2014. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
93,067,149	1,189,841	341,844	0

Proposal 3

The shareholders approved, on an advisory basis, the compensation of our named executive officers. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
84,147,339	2,095,344	964,080	7,392,071

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/s/ Jarrod B. Pontius
Jarrod B. Pontius
Deputy General Counsel and Corporate Secretary

Date: April 24, 2014